CUSTODIAN CONTRACT
                                     Between
                  THE PRUDENTIAL INTERMEDIATE INCOME FUND, INC.
                                       and
                       STATE STREET BANK AND TRUST COMPANY
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                                TABLE OF CONTENTS

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1.    Employment of Custodian and Property to be
      He1d By It ..........................................................1

2.    Duties of the Custodian with Respect to Property of
      the Fund Held by the Custodian in the United States..................2

      2.1      Holding Securities .........................................2
      2.2      Delivery of Securities .....................................3
      2.3      Registration of Securities .................................7
      2.4      Bank Accounts ..............................................8
      2.5      Availability of Federal Funds ..............................8
      2.6      Collection of Income .......................................9
      2.7      Payment of Fund Monies ....................................10
      2.8      Liability for Payment in Advance of
               Receipt of Securities Purchased ...........................12
      2.9      Appointment of Agents .....................................13
      2.10     Deposit of Securities in Securities System ................13
      2.l0A    Fund Assets Held in the Custodians'
               Direct Paper System .......................................16
      2.11     Segregated Account ........................................18
      2.12     Ownership Certificates for Tax Purposes ...................19
      2.13     Proxies ...................................................19
      2.14     Communications Relating to Fund
               Portfolio Securities ......................................19
      2.15     Reports to Fund by Independent Public
               Accountants ...............................................20

3.    Duties of the Custodian with Respect to Property of
      the Fund Held Outside of the United States ..........................21

      3.1      Appointment of Foreign Sub-Custodians ......................21
      3.2      Assets to be Held ..........................................21
      3.3      Foreign Securities Depositories ............................22
      3.4      Segregation of Securities ..................................22
      3.5      Agreements with Foreign Banking Institutions................23
      3.6      Access of Independent Accountants of the Fund...............23
      3.7      Reports by Custodian .......................................24
      3.8      Transactions in Foreign Custody Account ....................24
      3.9      Liability of Foreign Sub-Custodians ........................25
      3.10     Liability of Custodian .....................................26
      3.11     Reimbursement of Advances ..................................27
      3.12     Monitoring Responsibilities ................................27
      3.13     Branches of U.S. Banks .....................................28

4.    Proper Instructions .................................................28

5.    Actions Permitted Without Express Authority .........................29

6.    Evidence of Authority ...............................................30

7.    Duties of Custodian with Respect to the Books of
      Account and Calculations of Net Asset Value and
      Net Income ..........................................................30

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8.    Records..............................................................31

9.    Opinion of Fund's Independent Accountant............................32

10.   Compensation of Custodian............................................32

11.   Respnsibility of Custodian...........................................32

12.   Effective Period, Termination and Amendment..........................34

13.   Successor Custodian..................................................35

14.   Interpretive and Addition Provisions.................................37

15.   Massachusetts Law to Apply...........................................37

16.   Prior Contracts......................................................38
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                               CUSTODIAN CONTRACT

          This Contract between The Prudential Intermediate Income Fund, Inc., a corporation organized and existing under the laws of Maryland, having its principal place of business at One Seaport Plaza, New York, New York 10292, hereinafter called the "Fund", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

          WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.        Employment of Custodian and Property to be Held by It

          The Fund hereby employs the Custodian as the custodian of its assets, including securities it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $.01 par value, ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.
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          Upon receipt of "Proper Instructions" (within the meaning of Article
4), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, to be held by it in the United States, including all domestic securities owned by the Fund, other than (a) securities which are maintained pursuant to
          Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.l0.A.

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2.2       Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

               1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

               2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

               3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

               4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

               5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

               6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into

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                    the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
                    Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

               7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

               8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer

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                    of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

               9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

               10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for

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                    the delivery of securities owned by the Fund prior to the
                    receipt of such collateral;

               11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

               12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

               13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations,

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                    regarding account deposits in connection with transactions by the Fund;

               14) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on

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          behalf of the Fund under the terms of this Contract shall be in
          "street name" or other good delivery form.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940, as amended, and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal

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          funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

2.6 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to United States registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to United States bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on United states securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

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2.7       Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

               1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in
                    Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
                    Section 2.lOA; (d) in the case of repurchase agreements entered

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                    into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in
                    Article 4;

               2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

               3) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and

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                    legal fees, and operating expenses of the Fund whether or
                    not such expenses are to be in whole or part capitalized or treated as deferred expenses;

               4) For the payment of any dividends declared pursuant to the governing documents of the Fund;

               5) For payment of the amount of dividends received in respect of securities sold short;

               6) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific

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          written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under
          Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

               1) The Custodian may keep domestic securities of the Fund in a Securities System provided that

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                    such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

               2) The records of the Custodian with respect to domestic securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

               3) The Custodian shall pay for domestic securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies

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                    of all advices from the Securities System of transfers of
                    domestic securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund.

               4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding domestic securities deposited in the Securities System;

               5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 12 hereof;

               6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or

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                    any of its agents or of any of its or their employees or
                    from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.10.A Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of the Custodian subject to the following provisions:

               1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

               2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

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               3)   The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

               4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

               5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

               6) The Custodian shall provide the Fund with any report on its system of internal accounting

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                    contro1 as the Fund may reasonably request from time to
                    time.

2.11 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by

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

          registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of such securities.

2.13 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the' Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation,

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          pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the domestic securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.15. Reports to Fund by Independent Public Accountants. The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including domestic securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required

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          by the Fund, to provide reasonab1e assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1       Appointment of Foreign Sub-Custodians.

          The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in
          Section 4 of this Contract, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(l) of Rule 17f-5 under the

          Investment Company Act of 1940, as amended, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4       Segregation of Securities

          The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit I hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund;
          (d) officers of or auditors employed by) or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

3.8       Transactions in Foreign Custody Account.

          (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

          (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

          (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd, not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.11 Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $2OO million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $20O million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13      Branches of U.S. Banks.

          (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Fund assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

          (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

4.        Proper Instructions

          Proper Instructions as used herein means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

5.        Actions Permitted without Express Authority

          The Custodian may in its discretion, without express authority from the Fund:

          1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;

          2) surrender securities in temporary form for securities in definitive form;

          3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

          4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase1 transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

6.        Evidence of Authority

          The Custodian shall be protected in acting upon any instructions) notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7         Duties of Custodian with Respect to the Books of Account and
Calculation of Net Asset Value and Net Income

          The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate weekly the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the weekly income of the Fund shall be made at the time or times described from time to time in the Fund9s currently effective prospectus.

8.        Records

          The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-l and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

9.        Opinion of Fund's Independent Accountant

          The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-2, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

10.       Compensation of Custodian

          The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

11.       Responsibility of Custodian

          So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

          If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

          If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly) the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

12.       Effective Period, Termination and Amendment

          This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the

Custodian shall not act under Section 2.l0.A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

          Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

13.       Successor Custodian

          If a successor custodian shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

          If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

          In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

          In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

14.       Interpretive and Additional Provisions

          In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

15.       Massachusetts Law to Apply

          This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

16.       Prior Contracts

          This Contract together with the letter agreement, dared May 19, 1988, between the Fund and the Custodian relating to the issuance of escrow receipts, supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

          IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 26th day of May, 1988.

ATTEST                                  THE PRUDENTIAL INTERMEDIATE INCOME
                                        FUND, INC.

/s/ Anita L. Jennings                        By /s/ R. S. Gunia
--------------------------------          -------------------------------------

ATTEST                                  STATE STREET BANK AND TRUST COMPANY

/s/ J. Farrell                         By /s/ Thomas E. Swedlund
--------------------------------          -------------------------------------
     Assistant Secretary                                Vice President

                                    EXHIBIT 1

                               CUSTODIAN AGREEMENT

TO:



Gentlemen:

      The undersigned ("State Street") hereby requests that you (the "Bank") establish a custody account and a cash account for each State Street client whose account is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the "Account" and will be subject to the following terms and conditions:

      1. The Bank shall hold as agent for State Street and shall physically segregate in the Account such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the "Property").

      2. (a) Without the prior approval of State Street it will not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries in that country or operates a transnational system for the central handling of securities or equivalent book-entries.

            (b) When Securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the Securities so deposited.

      The Bank represents that either:

      3. (a) It currently has stockholders' equity in excess of $200 million (US dollars or the equivalent of US dollars computed in accordance with generally accepted US accounting principles) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders' equity will decline below $200 million, or in any event, at such time as its stockholders' equity in fact declines below $200 million; or

            (b) It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding the fact that the Bank's stockholders' equity is currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

      4. Upon the written instructions of State Street as permitted by Section 8, the Bank is authorized to pay out cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, shares, bonds, debentures, notes and other securities ("Securities"), bullion, coin and other property, but only as provided in such written instructions. The Bank shall not be held liable for any act or omission to act on instructions given or purported to be given should there be any error in such instructions

      5. Unless the Bank receives written instructions of State Street to the contrary, the Bank is authorized:

      a. To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

      b. To promptly exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary Securities for those in definitive form and the exchange of warrants, or other documents of entitlement to Securities, for the Securities themselves);

      c. To promptly surrender Securities at maturity or when called for redemption upon receiving payment therefor;

      d. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street's instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

      e. To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

      f. To execute in State Street's name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

      g. To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority, and shall use reasonable efforts to promptly reclaim any foreign withholding tax relating to the Account.

      6. If the Bank shall receive any proxies, notices, reports, or other communications relative to any of the Securities of the Account in connection with tender offers; reorganizations, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street by means as will permit State Street to take timely action with respect thereto.

      7. The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank's handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

      8. Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street (ii) telex or tested telex instructions of State Street, (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

      9. The Bank shall supply periodic reports with respect to the safekeeping of assets held by it under this Agreement. The content of such reports shall include but not be limited to any transfer to or from any Account held by the Bank hereunder and such other information as State Street may reasonably request.

      10. In addition to its obligations under Section 2 hereof, the Bank shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each State Street client identified to this Agreement from time to time.

      11. The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under ___________ law the independent public accountants for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

      12. The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

      13. The Bank shall exercise reasonable care in the performance of its duties as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, and shall maintain adequate insurance and agrees to indemnify and hold State Street and each Account from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank's performance of its obligations hereunder.

      14. The Bank agrees that (i) the Property is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the Property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

      15. This Agreement may be terminated by the Bank or State Street by at least 60 days' written notice to the other, sent by registered mail or express courier. The Bank, upon the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property in accordance with written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

      16. The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

      17. The Bank agrees to follow such Operating Requirements as State Street may require from time to time. A copy of the current State Street Operating Requirements is attached as an exhibit to this Agreement.

      18. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by tested telex by the Bank or State Street at their respective addresses set forth below, or at such other address as specified in each case in a notice similarly given:

      To State Street:                   Global Custody Services Division
                                         STATE STREET BANK AND TRUST
                                          COMPANY
                                         P. 0. Box 470
                                         Boston, Massachusetts 02102

      To the Bank:




      19. This Agreement shall be governed by and construed in accordance with the laws of _____________.

      Please acknowledge your agreement to the foregoing by executing a copy of this letter.

                                         Very truly yours,

                                         STATE STREET BANK AND TRUST
                                         COMPANY


                                         By ___________________________

Agreed to by:


By _________________________

Date _________________________

                                                             [Logo] State Street

                       STATE STREET BANK AND TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                             PRUDENTIAL INTERMEDIATE

                                INCOME FUND, INC.

                                  JUNE 1, 1988

--------------------------------------------------------------------------------

I. Administration

      A. Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

            The administration fee shown below is an annual charge, billed and payable monthly, calculated in the same manner as the Fund Management Fee.

                                   ANNUAL FEES
                                   -----------
      Fund Net Assets                               Annual Full Service Fees
      ---------------                               ------------------------
      First  $25  million                                 1/10 of l%
      Next   $75  million                                 1/30 of 1%
      Next  $400  million                                 1/70 of l%
      Next  $500  million                                 1/75 of 1%
      Excess                                              1/90 of 1%

      Minimum Monthly Charges                              $2,500.00

II. Global Custody - Services provided include:

      Cash Movements, Foreign Communication, Foreign Exchange (local currency settlements).

                                                    Annual Fee
                                                    ----------

      Global Assets Market Value                    18 Basis Points
      Minimum Per Client                            $5,000.00 Annually

                                                             [Logo] State Street

III.  Portfolio Trades - For each line item processed

      State Street Bank Repos                                       $    7.00
      New York Physical Settlements                                 $   25.00
      All Other Trades                                              $   16.00
      Maturity Collections                                          $    8.00

IV.   Options

      Option charge for each option written or
      closing contract, per issue, per broker                       $   25.00
      Option expiration charge, per issue, per broker               $   15.00
      Option exercised charge, per issue, per broker                $   15.00

V.    Lending of Securities

      Deliver loaned securities versus cash                         $   20.00
      collateral

      Deliver loaned securities versus securities
      collateral                                                    $   30.00

      Receive/deliver additional cash collateral                    $    6.00

      Substitutions of securities collateral                           $30.00

      Deliver cash collateral versus receipt of
      loaned securities                                             $   15.00

      Deliver securities collateral versus receipt
      of loaned securities                                          $   25.00

      Loan administration -- mark-to-market per
      day, per loan                                                 $    5.00

VI.   Futures (Marking)

      Transactions -- no security movement                          $   10.00

VII.  Holdings Charge

      For each issue maintained -- monthly charge                   $    5.00

VIII. Principal Reduction Payments

      Paydown on Government Securities, per paydown                 $    8.00

IX.   Special Services

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.

X.    Automated Pricing

      Services and fees are based upon the attached schedule

                                                             [Logo] State Street

XI.  Out-of-Pocket Expenses

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

           Telephone
           Wire Charges ($4.70 per wire in and $4.55 out)
           Postage and Insurance
           Courier Service
           Duplicating
           Legal Fees
           Supplies Related to Fund Records
           Rush Transfer -- $ 8.00 Each
           Transfer Fees
           Sub-custodian Charges
           Price Waterhouse Audit Letter
           Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer -- $15.00 Each


PRUDENTIAL INTERMEDIATE                       STATE STREET BANK AND
INCOME FUND, INC.                             TRUST COMPANY

By:  R. F. Gunia                              By:  Thomas E. Swedlund
     -----------------------------                 ----------------------------

Title: Vice President                         Title: Vice President
       ---------------------------                   --------------------------

Date: 5/25/88                                 Date: 5/19/88
      ----------------------------                  ---------------------------

                                                             [Logo] State Street

                       STATE STREET BANK AND TRUST COMPANY

                      Fee Information for Automated Pricing

This services provides securities pricing on request. Services and fees are based on the schedule below. Reports can be generated at State Street or on a remote basis via PC. Reporting has both up load and down load capabilities. Customized reports may require programming fees.

--------------------------------------------------------------------------------

Monthly charges for the State Street Bank Automated Pricing System are determined by:

      1. Mix of security positions.

      2. The number of positions that are priced during the month.

      Monthly Base Fee                                      $375.00

      Monthly Quote Charge:

      o   Municipal Bonds via Mellon                        $ 21.00

      o   Municipal Bonds via Kenny Information
          Systems                                           $ 16.00

      o   Government, Corporate and Convertible
          Bonds via Merrill Lynch                           $ 11.00

      o   Corporate and Government Bonds via
          Mellon Data                                       $ 11.00

      o   Options, Futures and Private Placements           $  6.00

      o   Foreign Equities and Bonds via Extel Ltd.         $  6.00

      o   Listed Equities, OTC Equities, and Bonds          $  6.00

      o   Corporate, Municipal, Convertible and
          Government Bonds, Adjustable Rate Preferred
          Stocks via IDSI                                   $  6.00

For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

                                   Schedule A

      The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of each of the parties indicated on Appendix A for use as sub-custodians for the Fund's securities and other assets:

                Prudential Intermediate Global Income Fund, Inc.

                                                          Securities Depository
                                                                   or
Country                      Bank                           Clearing Agency
-------                      ----                        -----------------------

Argentina                Citibank, N.A.                  Caja de Valores,
                                                         CDV

Australia                Westpac Banking                 Austraclear
                         Corporation                     Limited

Austria                  Girocredit Bank                 Oesterreichische
                         Aktiengesellschaft              Kontrollbank AG
                         der Sparkassen

Belgium                  Generale Bank                   Caisse
                                                         Interprofessionnelle
                                                         de Depots et de
                                                         Virements de Titres
                                                         S.A. (C.I.K.)

Brazil                   Citibank, N.A.                  Bolsa de Valores de
                                                         Sao Paolo (Bovespa);
                                                         Banco Central do
                                                         Brasil, Systema
                                                         Especial de Liquidacao
                                                         E Custodia (SELIC)

Canada                   Canada Trustco                  The Canadian
                         Mortgage Company                Depository for
                                                         Securities Limited

Chile                    Citibank, N.A.                  None

China                    The Hong Kong and               Shanghai Securities
                         Shanghai Banking                Central Clearing and
                         Corporation Limited             and    Registration
                                                         Corporation

                                                         Shenzhen Securities
                                                         Registrars Co.,
                                                         Limited

                                                          Securities Depository
                                                                   or
Country                      Bank                           Clearing Agency
-------                      ----                        -----------------------

Columbia                 Cititrust Columbia,             None
                         S .A.
                         Sociedad Fiduciaria

The Czech Republic       Ceckoslovenska Obchodni         Stredisko Cennych
                         Banka A.S.                      Papiru (SCP)

Denmark                  Den Danske Bank                 Vaerdipapircentralen
                                                         The Danish Securities
                                                         Center (VP)

Finland                  Merita Bank Limited             Central Share Register
                                                         of Finland

France                   Banque Paribas                  Societe
                                                         Interprofessionnelle
                                                         pour la Compensation
                                                         des Valeurs Mobilieres
                                                         (SICOVAM)

Germany                  BHF-Bank                        The Deutscher
                         Aktiengellschaft                Kassenverein AG

Greece                   National Bank of                The Central Securities
                         Greece S.A.                     Depository
                                                         (Apothetirio  Titlon
                                                         A.E.)

Hong Kong                Standard Chartered              The Central Clearing
                         Bank                            and Settlement System
                                                         (CCASS) Securities
                                                         Depository

Hungary                  Citibank Budapest Rt.           The Central Depository
                                                         and Clearing House

India                    The Hong Kong and               None
                         Shanghai Banking
                         Corporation Limited

Indonesia                Standard Chartered              None
                         Bank

Ireland                  Bank of Ireland                 The Central Bank of
                                                         Ireland, The Gilt
                                                         Settlement Office
                                                         (GSO)

                                                          Securities Depository
                                                                   or
Country                      Bank                           Clearing Agency
-------                      ----                        -----------------------

Israel                   Bank Hapoalin                   The Clearing House
                         B.M.                            of the Tel Aviv
                                                         Stock Exchange

Italy                    Morgan Guaranty                 Monte Titoli, S.P.A.
                         Trust Company                   Banca d' Italia

Japan                    The Daiwa Bank, Ltd             Japan Securities
                                                         Depository Center
                         Sumitomo Trust &                (JASDEC); Bank of
                         Banking Co., Ltd.               Japan Net System

Korea                    SEOULBANK                       Korea Securities
                                                         Depository

Luxembourg                   --                          Cedel

Malaysia                 Standard Chartered              Malaysian Central
                         Bank Malaysia Berhad            Depository Sdn. Bhd.

Mexico                   Citibank, N.A.                  S.D. INDEVAL, S.A.
                                                         De C.V. (Instituto para
                                                         el Deposito de
                                                         Valores); Banco de
                                                         Mexico

Netherlands              Meespierson N.V.                Nederlands Centraal
                                                         instituut voor Giraal
                                                         Effectenverkeer B.V.
                                                         (NECIGEF)

New Zealand              ANZ Banking Group               Nederlands Centraal
                         (New Zealand) Limited           Instituut voor Giraal
                                                         Effectenverkeer B.V.

Norway                   Christiania Bank                Verdipapirsentralen
                         og Kreditkasse                  The Norwegian Registry
                                                         of Securities

Pakistan                 Deutch Bank AG                  None

Peru                     Citibank, N.A.                  Caja de Valores

Philippines              Standard Chartered              None
                         Bank

Poland                   Citibank Poland, S.A.           The National
                                                         Depository of
                                                         Securities

                                                          Securities Depository
                                                                   or
Country                      Bank                           Clearing Agency
-------                      ----                        -----------------------

Portugal                 Banco Comercial                 Central de Valores
                         Portugues (Lisbon)              Mobiliarios (Central)

Singapore                The Development Bank            The Central Depository
                         of Singapore Ltd.               (Pte) Limited (CDP)

Slovak Republic          Cekoslovenska Obchodna          Stredisko cennych
                         Bank A.S.                       papierov (SCP);
                                                         National Bank of
                                                         Slovakia

South Africa             Standard Bank of                None
                         South Africa Ltd.

Spain                    Banco Santandar, S.A.           Servicio de
                                                         Compensacion y
                                                         Liquidacion de Valores
                                                         (SCLV); Banco de
                                                         Espana, Anotaciones
                                                         en Cuenta

Sweden                   Skandinaviska                   Vardepapperseentralen,
                         Enskilda Banken                 VPC, AB, The Swedish
                                                         Securities Depository

Switzerland              Union Bank of                   Schweizerische
                         Switzerland                     Effekten-Giro AG
                                                         (SEGA)

Taiwan                   Central Trust of China          The Taiwan Securities
                                                         Central Depository
                                                         Company, Ltd. (TSCD)

Thailand                 Standard Chartered Bank         Thailand Securities
                                                         Central Depository
                                                         Company, Ltd.

Turkey                   Citibank, N.A.                  Istanbul Stock
                                                         Exchange Settlement
                                                         and Custody Co., Inc.

United Kingdom           State Street Bank               The Bank of England,
                         and Trust Company               The Central Gilts
                         London Branch, and              Office (CGO); The
                         State Street London             Central London
                         Limited; subsidiary             Moneymarkets Office
                         of State Street Bank            (CMO)
                         & Trust Company

                                                          Securities Depository
                                                                   or
Country                      Bank                           Clearing Agency
-------                      ----                        -----------------------

Uruguay                  Citibank, N.A.                  None

Venezuela                Citibank, N.A.                  None

Transnational                                            The Euroclear System
                                                         Cedel


Certified:

/s/ Deborah A. Docs
---------------------------
Fund's Authorized Officer

Date: 8/23/95